E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS FOURTH QUARTER AND
FULL YEAR 2024 RESULTS; SETS FULL YEAR 2025 OUTLOOK

•4Q 2024 operating revenue of $45.0 billion; FY 2024 of $175.2 billion
•4Q 2024 diluted EPS1 of $1.81; adjusted diluted EPS2 of $3.84
•FY 2024 diluted EPS1 of $25.68; adjusted diluted EPS2 of $33.04
•Projected FY 2025 GAAP diluted EPS1 to be in the range of $30.40 to $31.10
•Projected FY 2025 adjusted diluted EPS2 to be in the range of $34.15 to $34.85
•Quarterly dividend increased by 5% to $1.71 per share

Indianapolis, IN - January 23, 2025 - Elevance Health, Inc. (NYSE: ELV) reported fourth quarter and full year 2024 results.

“As part of our commitment to elevating whole health and advancing health beyond healthcare, we deliver value to the members and care providers we serve by ensuring simple, affordable, and accessible care. Our fourth quarter results demonstrate tangible progress in improving our operations in response to the dynamic environment facing the industry. As we look to 2025, we remain resolute in our goal to simplify the healthcare experience, deepen the impact of Carelon, and deploy innovative care models, positioning us to achieve sustainable growth over the long run."
Gail K. Boudreaux
President and Chief Executive Officer

1.Earnings per diluted share ("EPS").
2.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Operating Revenue[1]	$45.0	$42.5	$175.2	$170.2
Operating Gain[1,2]	$0.7	$1.3	$7.9	$8.5
Adjusted Operating Gain[1,3]	$1.0	$1.4	$9.3	$9.4

Operating Margin[1]	1.5%	3.0%	4.5%	5.0%
Adjusted Operating Margin[1]	2.3%	3.2%	5.3%	5.5%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and twelve months ended December 31, 2024, and December 31, 2023, include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three and twelve months ended December 31, 2024, and December 31, 2023, exclude items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $45.0 billion in the fourth quarter of 2024, an increase of $2.5 billion, or 6 percent compared to the prior year quarter. Operating revenue was $175.2 billion in 2024, an increase of $5.0 billion, or 3 percent. The increase in revenue for the quarter and year was driven by higher premium yields in our Health Benefits segment, acquisitions completed in 2024, and growth in CarelonRx product revenue, partially offset by membership attrition in our Medicaid business.
The benefit expense ratio was 92.4 percent in the fourth quarter, an increase of 320 basis points compared to the prior year period, and 88.5 percent for the full year, an increase of 150 basis points year over year. The increases were driven primarily by higher Medicaid medical cost trends. Days in Claims Payable was 42.9 days as of December 31, 2024, a slight increase of 0.1 days from September 30, 2024, and a decrease of 4.4 days compared to December 31, 2023.
The operating expense ratio was 10.7 percent in the fourth quarter and 11.4 percent for the full year. On an adjusted basis, the corresponding operating expense ratios were 9.9 percent and 10.6 percent. The improvements in the adjusted operating expense ratio over prior year periods of 170 basis points and 70 basis points, respectively, reflect disciplined cost management and enhanced efficiency.
Cash Flow & Balance Sheet
Operating cash flow was $5.8 billion in 2024, approximately 1.0 times GAAP net income. As of December 31, 2024, cash and investments at the parent company totaled approximately $2.4 billion.
During the fourth quarter of 2024, the Company repurchased 4.5 million shares of its common stock for $1.8 billion, at a weighted average price of $401.29, and paid a quarterly dividend of $1.63 per share, representing a distribution of cash totaling $373 million. As of December 31, 2024, the Company had approximately $9.3 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Operating Revenue[1]	$37.6	$36.5	$150.3	$148.6
Operating Gain[1,2]	$0.2	$0.8	$6.2	$6.9
Adjusted Operating Gain[1,3]	$0.3	$0.8	$6.3	$6.9

Operating Margin[1]	0.6%	2.1%	4.2%	4.6%
Adjusted Operating Margin[1]	0.7%	2.1%	4.2%	4.6%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three and twelve months ended December 31, 2024 include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Operating gain for both the three and twelve months ended December 31, 2024 includes $66 million of business dispositions and related items adjusted out of adjusted shareholders' net income for the Health Benefits segment.

Health Benefits segment operating revenue was $37.6 billion in the fourth quarter of 2024, an increase of $1.0 billion, or 3 percent compared to the fourth quarter of 2023. Operating revenue was $150.3 billion in 2024, an increase of $1.7 billion, or 1 percent. The increases for the quarter and year were driven primarily by higher premium yields, partially offset by membership attrition in our Medicaid business.
Operating gain totaled $0.2 billion in the fourth quarter of 2024 and $6.2 billion for the full year. On an adjusted basis, operating gain was $0.3 billion in the fourth quarter of 2024 and $6.3 billion for the full year. Adjusted operating gain in both periods was impacted primarily by higher cost trend in Medicaid related to redeterminations.
Medical membership totaled approximately 45.7 million as of December 31, 2024, a decrease of 1.1 million, or 2 percent year over year, driven by attrition in our Medicaid business, partially offset by growth in Employer Group fee-based and Affordable Care Act health plan membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Operating Revenue[1,2]	$14.7	$12.4	$53.9	$48.0
Operating Gain[1]	$0.6	$0.6	$2.9	$2.7
Adjusted Operating Gain[1,3]	$0.8	$0.6	$3.1	$2.7

Operating Margin[1]	3.9%	4.8%	5.4%	5.5%
Adjusted Operating Margin[1]	5.3%	4.8%	5.8%	5.5%

1.See “Basis of Presentation” on page 5 herein.
2.Operating revenue for both the three and twelve months ended December 31, 2024 includes $0.8 of revenue related to business dispositions and related items that have been excluded from adjusted operating gain.
3.Operating gain for both the three and twelve months ended December 31, 2024 includes $0.2 of business dispositions and related items adjusted out of adjusted shareholders' net income for the Carelon segment.

Operating revenue for Carelon was $14.7 billion in the fourth quarter of 2024, an increase of $2.3 billion, or 19 percent compared to the prior year period. Operating revenue was $53.9 billion in 2024, an increase of $5.9 billion, or 12 percent. The increases for the quarter and the year were driven by the launch and growth of risk-based capabilities in Carelon Services and acquisitions completed in 2024.
Operating gain for Carelon totaled $0.6 billion in the fourth quarter, effectively flat year over year; however, on an adjusted basis, operating gain was $0.8 billion, an increase of $0.2 billion, or 32 percent. The increase for the fourth quarter of 2024 was driven by higher pharmacy product revenue. On a full year basis, operating gain was $2.9 billion in 2024, an increase of $0.2 billion, or 9 percent. Similarly, on an adjusted basis, operating gain was $3.1 billion, an increase of $0.4 billion, or 17 percent.

Quarterly Dividend
On January 22, 2025, the Audit Committee of the Company's Board of Directors declared a first quarter 2025 dividend to shareholders of $1.71 per share. The first quarter dividend is payable on March 25, 2025, to shareholders of record at the close of business on March 10, 2025.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve approximately 112 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Standard Time (“EST”) to discuss the company’s fourth quarter and full year 2024 results and 2025 outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	866-405-7292 (Domestic Replay)
312-470-0178 (International)	203-369-0604 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EST today, until the end of the day on February 21, 2025. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year Ended December 31, 2024

•Membership and Other Metrics
•Quarterly & Full Year Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures
•Financial Guidance Summary
•Membership Guidance Summary

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024
Individual	1,287	1,025	1,299	25.6%	(0.9)%
Employer Group Risk-Based	3,713	3,756	3,672	(1.1)%	1.1%
Commercial Risk-Based	5,000	4,781	4,971	4.6%	0.6%
BlueCard®1	6,630	6,706	6,677	(1.1)%	(0.7)%
Employer Group Fee-Based	20,569	20,227	20,589	1.7%	(0.1)%
Commercial Fee-Based	27,199	26,933	27,266	1.0%	(0.2)%
Medicare Advantage	2,066	2,047	2,047	0.9%	0.9%
Medicare Supplement	891	923	894	(3.5)%	(0.3)%
Total Medicare	2,957	2,970	2,941	(0.4)%	0.5%
Medicaid	8,917	10,503	8,926	(15.1)%	(0.1)%
Federal Employee Program	1,661	1,642	1,656	1.2%	0.3%
Total Medical Membership	45,734	46,829	45,760	(2.3)%	(0.1)%
Other Membership (in thousands)
Dental Members	7,282	6,820	7,021	6.8%	3.7%
Dental Administration Members	1,887	1,729	1,878	9.1%	0.5%
Vision Members	10,419	9,944	10,382	4.8%	0.4%
Medicare Part D Standalone Members	256	260	258	(1.5)%	(0.8)%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	82.9	78.0	80.2	6.3%	3.4%
Carelon Services Consumers Served	101.1	103.3	101.3	(2.1)%	(0.2)%

1.BlueCard® membership for the three months ended December 31, 2023, is restated to align to the Blue Cross Blue Shield Association reporting methodology. For the three months ended December 31, 2023, BlueCard® membership has been restated lower by 132.

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended December 31				Twelve Months Ended December 31
	2024	2023		Change	2024	2023		Change

Revenues
Premiums	$36,245	$35,138		3.2%	$144,166	$142,854		0.9%
Product revenue	6,714	5,394		24.5%	22,630	19,452		16.3%
Service fees	2,030	1,922		5.6%	8,408	7,903		6.4%
Total operating revenue	44,989	42,454		6.0%	175,204	170,209		2.9%
Net investment income	527	529		(0.4)%	2,051	1,825		12.4%
Net losses on financial instruments	(74)	(336)		NM	(445)	(694)		NM
Gain on sale of business	—	—		NM	201	—		NM
Total revenues	45,442	42,647		6.6%	177,011	171,340		3.3%
Expenses
Benefit expense	33,500	31,334		6.9%	127,567	124,330		2.6%
Cost of products sold	6,012	4,837		24.3%	19,750	17,293		14.2%
Operating expense	4,804	4,999		(3.9)%	20,025	20,087		(0.3)%
Interest expense	340	259		31.3%	1,185	1,030		15.0%
Amortization of other intangible assets	180	217		(17.1)%	580	885		(34.5)%
Total expenses	44,836	41,646		7.7%	169,107	163,625		3.4%

Income before income tax expense	606	1,001		(39.5)%	7,904	7,715		2.4%

Income tax expense	193	170		13.5%	1,933	1,724		12.1%
Net income	413	831		(50.3)%	5,971	5,991		(0.3)%

Net loss (income) attributable to noncontrolling interests	5	25		NM	9	(4)		NM
Shareholders' net income	$418	$856		(51.2)%	$5,980	$5,987		(0.1)%
Shareholders' earnings per diluted share	$1.81	$3.63		(50.1)%	$25.68	$25.22		1.8%
Diluted shares	231.1	235.8		(2.0)%	232.9	237.4		(1.9)%

Benefit expense as a percentage of premiums	92.4%	89.2%	320	bp	88.5%	87.0%	150	bp
Operating expense as a percentage of total operating revenue	10.7%	11.8%	(110)	bp	11.4%	11.8%	(40)	bp
Income before income tax expense as a percentage of total revenue	1.3%	2.3%	(100)	bp	4.5%	4.5%	—	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	December 31, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$8,288	$6,526
Fixed maturity and equity securities	26,393	29,843
Premium and other receivables	18,796	17,865
Other current assets	4,759	5,795
Assets held for sale	490	—
Total current assets	58,726	60,029

Long-term investments	10,784	6,983
Property and equipment, net	4,652	4,359
Goodwill and other intangible assets	40,371	35,590
Other noncurrent assets	2,140	1,967
Total assets	$116,673	$108,928

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$15,626	$16,111
Short-term borrowings	365	225
Current portion of long-term debt	1,649	1,649
Other current liabilities	22,572	23,806
Liabilities held for sale	153	—
Total current liabilities	40,365	41,791

Long-term debt, less current portion	29,218	23,246
Other noncurrent liabilities	5,664	4,486
Total liabilities	75,247	69,523

Total shareholders’ equity	41,315	39,306
Noncontrolling interests	111	99
Total equity	41,426	39,405
Total liabilities and equity	$116,673	$108,928

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Twelve Months Ended December 31
	2024	2023

Operating activities
Net income	$5,971	$5,991
Depreciation and amortization	1,393	1,745
Share-based compensation	191	289
Changes in operating assets and liabilities	(1,719)	(534)
Other non-cash items	(28)	570
Net cash provided by operating activities	5,808	8,061

Investing activities
Proceeds from sale/ (purchases) of investments, net of maturities	586	(2,700)
Net purchases of subsidiaries, net of cash acquired/sold	(4,446)	(1,552)
Purchases of property and equipment	(1,256)	(1,296)
Other, net	(51)	(24)
Net cash used in investing activities	(5,167)	(5,572)

Financing activities
Net change in short-term and long-term borrowings	6,200	626
Repurchase and retirement of common stock	(2,900)	(2,676)
Cash dividends	(1,508)	(1,395)
Other, net	(599)	96
Net cash provided by (used in) financing activities	1,193	(3,349)

Effect of foreign exchange rates on cash and cash equivalents	(6)	(1)

Change in cash and cash equivalents	1,828	(861)
Cash and cash equivalents at beginning of period	6,526	7,387
Less cash and equivalents included in assets held for sale at end of period	(66)	—

Cash and cash equivalents at end of period	$8,288	$6,526

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Highlight Details
(Unaudited)

(In millions)	Three Months Ended December 31			Twelve Months Ended December 31
	2024	2023	Change	2024	2023	Change

Operating Revenue
Health Benefits	$37,580	$36,547	2.8%	$150,275	$148,571	1.1%
CarelonRx	9,977	8,827	13.0%	35,961	33,835	6.3%
Carelon Services	4,769	3,574	33.4%	17,961	14,147	27.0%
Corporate & Other	(14)	181	NM5	309	479	(35.5)%
Eliminations	(7,323)	(6,675)	9.7%	(29,302)	(26,823)	9.2%
Total Operating Revenue[1]	$44,989	$42,454	6.0%	$175,204	$170,209	2.9%

Operating Gain (Loss)
Health Benefits[2]	$207	$767	(73.0)%	$6,243	$6,888	(9.4)%
CarelonRx	533	490	8.8%	2,172	1,975	10.0%
Carelon Services[2]	35	102	(65.7)%	717	680	5.4%
Corporate & Other[2,3]	(102)	(75)	NM5	(1,270)	(1,044)	NM5
Total Operating Gain[1,4]	$673	$1,284	(47.6)%	$7,862	$8,499	(7.5)%

Operating Margin
Health Benefits	0.6%	2.1%	(150) bp	4.2%	4.6%	(40) bp
CarelonRx	5.3%	5.6%	(30) bp	6.0%	5.8%	20 bp
Carelon Services	0.7%	2.9%	(220) bp	4.0%	4.8%	(80) bp
Total Operating Margin[1]	1.5%	3.0%	(150) bp	4.5%	5.0%	(50) bp
1.See “Basis of Presentation” on page 5 herein.
2.Operating gain for the three and twelve months ended December 31, 2024 included $281 of business dispositions and related items excluded from adjusted shareholders' net income; including $215 for the Carelon Services segment; and $66 for the Health Benefits segment. Operating gain for the three and twelve months ended December 31, 2024 included $66 and $224, respectively, of transaction and integration related costs, all of which resides in the Corporate & Other reportable segment. Operating gain for the three and twelve months ended December 31, 2024 included $12 and $692, respectively, of litigation and settlement expenses, all of which resides in the Corporate & Other reportable segment. Operating gain for the twelve months ended December 31, 2024 included $268 of business optimization charges which reside in the Corporate & Other reportable segment.
3.Operating gain for the three and twelve months ended December 31, 2023 included; $59 and $213, respectively, of transaction and integration related costs; $22 and $719, respectively, of business optimization charges; and ($7) and ($2), respectively, of litigation and settlement expenses.
4.Operating Gain for the three and twelve months ended December 31, 2024, and December 31, 2023, included items excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
5."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Years Ended December 31
	2024	2023	2022
(In millions)	(Unaudited)

Gross medical claims payable, beginning of year	$15,865	$15,348	$13,282
Ceded medical claims payable, beginning of year	(7)	(6)	(21)
Net medical claims payable, beginning of year	15,858	15,342	13,261

Business combinations and purchase adjustments	143	—	133

Net incurred medical claims:
Current year	125,370	121,798	113,414
Prior years redundancies[1]	(1,731)	(1,571)	(869)
Total net incurred medical claims	123,639	120,227	112,545

Net payments attributable to:
Current year medical claims	111,051	107,146	98,997
Prior years medical claims	13,142	12,565	11,600
Total net payments	124,193	119,711	110,597

Net medical claims payable, end of year	15,447	15,858	15,342
Ceded medical claims payable, end of year	13	7	6
Gross medical claims payable, end of year[2]	$15,460	$15,865	$15,348

Current year medical claims paid as a percentage of current year net incurred medical claims	88.6%	88.0%	87.3%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	12.3%	11.4%	7.0%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.4%	1.4%	0.9%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Shareholders' net income	$418	$856	(51.2)%	$5,980	$5,987	(0.1)%
Add / (Subtract):
Business dispositions and related items[1]	281	—		281	—
Amortization of other intangible assets	180	217		580	885
Net losses on financial instruments	74	336		445	694
Transaction and integration related costs[2]	66	59		224	213
Litigation and settlement expenses[2]	12	(7)		692	(2)
Gain on sale of business	—	—		(201)	—
Business optimization charges[2]	—	22		268	719
Tax impact of non-GAAP adjustments	(143)	(158)		(575)	(628)
Net adjustment items	470	469		1,714	1,881
Adjusted shareholders' net income	$888	$1,325	(33.0)%	$7,694	$7,868	(2.2)%

Shareholders' earnings per diluted share	$1.81	$3.63	(50.1)%	$25.68	$25.22	1.8%
Add / (Subtract):
Business dispositions and related items[1]	1.22	—		1.21	—
Amortization of other intangible assets	0.78	0.92		2.49	3.73
Net losses on financial instruments	0.32	1.42		1.91	2.92
Transaction and integration related costs[2]	0.29	0.25		0.96	0.90
Litigation and settlement expenses[2]	0.05	(0.03)		2.97	(0.01)
Gain on sale of business	—	—		(0.86)	—
Business optimization charges[2]	—	0.09		1.15	3.03
Tax impact of non-GAAP adjustments	(0.62)	(0.67)		(2.47)	(2.65)
Net adjustment items	2.03	1.99		7.36	7.92
Adjusted shareholders' earnings per diluted share	$3.84	$5.62	(31.7)%	$33.04	$33.14	(0.3)%

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2024	2023	Change	2024	2023	Change

Income before income tax expense	$606	$1,001	(39.5)%	$7,904	$7,715	2.4%
Net investment income	(527)	(529)		(2,051)	(1,825)
Gain on sale of business	—	—		(201)	—
Net losses on financial instruments	74	336		445	694
Interest expense	340	259		1,185	1,030
Amortization of other intangible assets	180	217		580	885
Reportable segments operating gain	$673	$1,284	(47.6)%	$7,862	$8,499	(7.5)%
1.Adjustment item resides in the Health Benefits and Carelon Services reportable segments.
2.Adjustment item resides in the Corporate & Other reportable segment.

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2024	2023	Change	2024	2023	Change

Reportable segments operating gain	$673	$1,284	(47.6)%	$7,862	$8,499	(7.5)%
Add / (Subtract):
Business dispositions and related items[1]	281	—		281	—
Transaction and integration related costs[2]	66	59		224	213
Litigation and settlement expenses[2]	12	(7)		692	(2)
Business optimization charges[2]	—	22		268	719
Net adjustment items	359	74		1,465	930
Reportable segments adjusted operating gain	$1,032	$1,358	(24.0)%	$9,327	$9,429	(1.1)%

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2024	2023	Change	2024	2023	Change
Operating expense	$4,804	$4,999	(3.9)%	$20,025	$20,087	(0.3)%
Add / (Subtract):
Business dispositions and related items[1]	(281)	—		(281)	—
Transaction and integration related costs[2]	(66)	(59)		(224)	(213)
Litigation and settlement expenses[2]	(12)	7		(692)	2
Business optimization charges[2]	—	(22)		(268)	(719)
Net adjustment items	(359)	(74)		(1,465)	(930)
Adjusted operating expense	$4,445	$4,925	(9.7)%	$18,560	$19,157	(3.1)%

Operating revenue	$44,989	$42,454	6.0%	$175,204	$170,209	2.9%

Operating expense ratio	10.7%	11.8%	(110) bp	11.4%	11.8%	(40) bp
Adjusted operating expense ratio	9.9%	11.6%	(170) bp	10.6%	11.3%	(70) bp

	Full Year 2025 Outlook
Shareholders' earnings per diluted share	$30.40 to $31.10
Add / (Subtract):
Amortization of other intangibles[3]	$2.57
Net losses on financial instruments[3]	$1.12
Transaction and integration related costs[2,3]	$1.11
Litigation and settlement expenses[2,3]	$0.04
Tax impact of non-GAAP adjustments[3]	Approximately ($1.09)
Net adjustment items	$3.75
Adjusted shareholders' earnings per diluted share	$34.15 to $34.85
1.Adjustment item resides in the Health Benefits and Carelon Services reportable segments.
2.Adjustment item resides in the Corporate & Other reportable segment.
3.Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Elevance Health
Financial Guidance Summary
(Unaudited)

	Full Year 2024 Actual	Full Year 2025 Outlook
Premium Revenue	$144.2 billion	Low double digit growth
Product Revenue	$22.6 billion	Low single digit growth
Service Fees	$8.4 billion	Approximately flat
Total Operating Revenue	$175.2 billion	High single to low double digit growth

Benefit Expense Ratio	88.5%	89.1% +/- 50 bps
Adjusted Operating Expense Ratio	10.6%	10.4% +/- 50 bps
Adjusted Operating Gain	$9.3 billion	$9.55 - $9.85 billion

Other Pre-Tax Items:
Net Investment income	$2,051 million	$1,875 million
Interest Expense	($1,185) million	($1,475) million
Amortization of Intangible Assets	($580) million	($580) million
Net Pre-Tax Income (Expense)	$286 million	($180) million

Adjusted Effective Tax Rate	24.6%	22.0% - 24.0%
GAAP Diluted EPS	$25.68	$30.40 - $31.10
Adjusted Diluted EPS	$33.04	$34.15 - $34.85
Diluted Shares	232.9 million	225 - 226 million
Operating Cash Flow	$5.8 billion	Approximately $8.0 billion

Segment Level Guidance Metrics
Operating Revenue Growth Rate
Health Benefits	$150.3 billion	High single digit growth
CarelonRx	$36.0 billion	Mid teens growth
Carelon Services	$18.0 billion	Greater than 50% growth
GAAP Operating Margin vs. 2024
Health Benefits	4.2%	(50) - (25) bps
CarelonRx	6.0%	0 - 20 bps
Carelon Services	4.0%	(100) - (50) bps

Elevance Health
Membership Guidance Summary
(Unaudited)

	Full Year 2024 Actual	Full Year 2025 Outlook
Year-End Medical Enrollment (in 000s)
Commercial Fee-Based	27,199	27,300 - 27,600
Commercial Risk-Based	5,000	5,150 - 5,350
Medicaid	8,917	8,600 - 8,900
Medicare Advantage	2,066	2,200 - 2,250
Medicare Supplement	891	Approximately 850
Federal Employee Program	1,661	Approximately 1,650

Fee-Based	27,199	27,300 - 27,600
Risk-Based	18,535	18,450 - 19,000
Total	45,734	45,750 - 46,600

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems, or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.